Exhibit 99.3
Consolidated Balance Sheets
(dollars in millions)

	9-30-10	6-30-10	9-30-09
Assets
Loans	$51,354	$53,334	$62,193
Loans held for sale	637	699	703
Securities available for sale	21,241	19,773	15,413
Held-to-maturity securities	18	19	24
Trading account assets	1,155	1,014	1,406
Short-term investments	1,871	1,984	2,986
Other investments	1,405	1,415	1,448

Total earning assets	77,681	78,238	84,173
Allowance for loan losses	(1,957)	(2,219)	(2,485)
Cash and due from banks	823	591	725
Premises and equipment	888	872	863
Operating lease assets	563	589	775
Goodwill	917	917	917
Other intangible assets	39	42	54
Corporate-owned life insurance	3,145	3,109	3,041
Derivative assets	1,258	1,153	1,285
Accrued income and other assets	3,936	4,061	3,463
Discontinued assets	6,750	6,814	4,178

Total assets	$94,043	$94,167	$96,989

Liabilities
Deposits in domestic offices:
NOW and money market deposit accounts	$26,350	$25,526	$24,635
Savings deposits	1,856	1,883	1,783
Certificates of deposit ($100,000 or more)	6,850	8,476	12,216
Other time deposits	9,014	10,430	14,211

Total interest-bearing deposits	44,070	46,315	52,845
Noninterest-bearing deposits	16,275	15,226	13,631
Deposits in foreign office — interest-bearing	1,073	834	783

Total deposits	61,418	62,375	67,259
Federal funds purchased and securities
sold under repurchase agreements	2,793	2,836	1,664
Bank notes and other short-term borrowings	685	819	471
Derivative liabilities	1,330	1,321	1,185
Accrued expense and other liabilities	1,862	2,154	2,236
Long-term debt	11,443	10,451	12,865
Discontinued liabilities	3,124	3,139	121

Total liabilities	82,655	83,095	85,801

Equity
Preferred stock, Series A	291	291	291
Preferred stock, Series B	2,442	2,438	2,426
Common shares	946	946	946
Common stock warrant	87	87	87
Capital surplus	3,710	3,701	3,726
Retained earnings	5,287	5,118	5,431
Treasury stock, at cost	(1,914)	(1,914)	(1,983)
Accumulated other comprehensive income (loss)	285	153	46

Key shareholders’ equity	11,134	10,820	10,970
Noncontrolling interests	254	252	218

Total equity	11,388	11,072	11,188

Total liabilities and equity	$94,043	$94,167	$96,989

Common shares outstanding (000)	880,328	880,515	878,559

Consolidated Statements of Income
(dollars in millions, except per share amounts)

	Three months ended			Nine months ended
	9-30-10	6-30-10	9-30-09	9-30-10	9-30-09
Interest income
Loans	$649	$677	$786	$2,036	$2,445
Loans held for sale	4	5	7	13	23
Securities available for sale	170	154	121	474	310
Held-to-maturity securities	1	-	1	2	2
Trading account assets	8	10	9	29	35
Short-term investments	1	2	3	5	9
Other investments	11	13	13	38	38

Total interest income	844	861	940	2,597	2,862

Interest expense
Deposits	147	188	277	547	873
Federal funds purchased and securities sold under repurchase agreements	1	2	2	4	4
Bank notes and other short-term borrowings	4	4	3	11	13
Long-term debt	52	50	66	153	222

Total interest expense	204	244	348	715	1,112

Net interest income	640	617	592	1,882	1,750
Provision for loan losses	94	228	733	735	2,403

Net interest income (expense) after provision for loan losses	546	389	(141)	1,147	(653)

Noninterest income
Trust and investment services income	110	112	113	336	342
Service charges on deposit accounts	75	80	83	231	248
Operating lease income	41	43	55	131	175
Letter of credit and loan fees	61	42	46	143	128
Corporate-owned life insurance income	39	28	26	95	78
Net securities gains (losses) (a)	1	(2)	1	2	112
Electronic banking fees	30	29	27	86	78
Gains on leased equipment	4	2	22	14	84
Insurance income	15	19	18	52	52
Net gains (losses) from loan sales	18	25	-	47	4
Net gains (losses) from principal investing	18	17	(6)	72	(84)
Investment banking and capital markets income (loss)	42	31	(26)	82	5
Gain from sale/redemption of Visa Inc. shares	-	-	-	-	105
Gain (loss) related to exchange of common shares for capital securities	-	-	(17)	-	78
Other income	32	66	40	137	161

Total noninterest income	486	492	382	1,428	1,566

Noninterest expense
Personnel	359	385	380	1,106	1,114
Net occupancy	70	64	63	200	192
Operating lease expense	40	35	46	114	145
Computer processing	46	47	48	140	143
Professional fees	41	41	41	120	121
FDIC assessment	27	33	40	97	140
OREO expense, net	4	22	51	58	72
Equipment	24	26	24	74	71
Marketing	21	16	19	50	50
Provision (credit) for losses on lending-related commitments	(10)	(10)	29	(22)	40
Intangible assets impairment	-	-	45	-	241
Other expense	114	110	115	353	354

Total noninterest expense	736	769	901	2,290	2,683

Income (loss) from continuing operations before income taxes	296	112	(660)	285	(1,770)
Income taxes	85	11	(274)	14	(688)

Income (loss) from continuing operations	211	101	(386)	271	(1,082)
Income (loss) from discontinued operations, net of taxes	15	(27)	(16)	(10)	(41)

Net income (loss)	226	74	(402)	261	(1,123)
Less: Net income (loss) attributable to noncontrolling interests	7	4	(5)	27	(12)

Net income (loss) attributable to Key	$219	$70	$(397)	$234	$(1,111)

Income (loss) from continuing operations attributable to Key common shareholders	$163	$56	$(422)	$121	$(1,323)
Net income (loss) attributable to Key common shareholders	178	29	(438)	111	(1,364)

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.19	$.06	$(.50)	$.14	$(2.07)
Income (loss) from discontinued operations, net of taxes	.02	(.03)	(.02)	(.01)	(.06)
Net income (loss) attributable to Key common shareholders	.20	.03	(.52)	.13	(2.14)

Per common share — assuming dilution
Income (loss) from continuing operations attributable to Key common shareholders	$.19	$.06	$(.50)	$.14	$(2.07)
Income (loss) from discontinued operations, net of taxes	.02	(.03)	(.02)	(.01)	(.06)
Net income (loss) attributable to Key common shareholders	.20	.03	(.52)	.13	(2.14)

Cash dividends declared per common share	$.01	$.01	$.01	$.03	$.0825

Weighted-average common shares outstanding (000)	874,433	874,664	839,906	874,495	637,805
Weighted-average common shares and potential common shares outstanding (000)	874,433	874,664	839,906	874,495	637,805

(a)	For the three months ended September 30, 2010, Key did not have any impairment losses related to securities. For the three months ended June 30, 2010, Key had $4 million in impairment losses related to securities. Impairment losses totaled $4 million for the three months ended September 30, 2009, of which $2 million was recognized in equity as a component of accumulated other comprehensive income.